REGULATORY MATTERS

As part of various investigations by a
number
 of federal, state, and
foreign regulators and governmental
entities,
 relating to certain
practices in the mutual fund industry,
including late trading,
market timing and marketing support
payments
 to securities dealers
who sell fund shares, Franklin
Resources,
Inc. and certain of its
subsidiaries (collectively, the
"Company"),
 entered into settlements
with certain of those regulators.

Specifically, the Company entered into
settlements with the
Securities and Exchange Commission
 ("SEC")
 concerning market timing
(the "August 2, 2004 SEC Order") and
marketing support payments to
securities dealers who sell fund
shares
(the "December 13, 2004 SEC
Order") and with the California
Attorney
General's Office ("CAGO")
concerning marketing support payments
 to
 securities dealers who sell
fund shares (the "CAGO Settlement").
Under
 the terms of the
settlements with the SEC and the CAGO,
 the
 Company retained an
Independent Distribution Consultant
("IDC")
 to develop a plan for
distribution of the respective
settlement
monies. The CAGO approved
the distribution plan under the CAGO
Settlement and, in accordance
with the terms and conditions of that
settlement, the monies were
disbursed to the relevant funds.The
Fund
 did not participate in the
CAGO Settlement.The SEC has not yet
 approved the distribution plan
pertaining to the December 13, 2004
SEC
Order. When approved,
disbursements of settlement monies
 will
be made promptly to the
relevant funds, in accordance with
the
terms and conditions of that
order. The IDC continues to develop
 the
 plan of distribution under
the August 2, 2004 SEC Order that
resolved
 the SEC's market timing
investigation.

In addition, the Company, as well
 as most
 of the mutual funds within
Franklin Templeton Investments
 and certain
 current or former
officers, directors, and/or
employees,
 have been named in private
lawsuits (styled as shareholder
 class
 actions, or as derivative
actions on behalf of either
the named
 funds or Franklin Resources,
Inc.) relating to the industry
practices
 referenced above, as well as
to allegedly excessive advisory
 fees,
 commissions, and/or 12b-1 fees.
The lawsuits were filed in
 different
courts throughout the country.
Many of those suits are now
pending in
 a multi-district litigation in
the United States District Court
 for
the District of Maryland.

The Company and fund management
strongly believe that the claims
 made
in each of the private lawsuits
referenced above are without merit
and intend to defend against them
vigorously. The Company cannot
predict with certainty the
 eventual
outcome of these lawsuits, nor
whether they will have a material
negative impact on the Company. If
it is determined that the Company
 bears responsibility for any
unlawful or inappropriate conduct
that caused losses to the Fund, it
is committed to making the Fund or
its shareholders whole, as
appropriate.